UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant To Section 13 Or 15(D) Of The Securities Exchange Act Of 1934
Date of report (Date of earliest event reported): October 21, 2011
ACME PACKET, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33041	04-3526641
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation)
100 Crosby Avenue
Bedford, Massachusetts 01730
(Address of principal executive offices) (Zip Code)
(781) 328-4400
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e). Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On October 21, 2011, the Compensation Committee of Acme Packet, Inc. (the “Company”) approved a grant of restricted stock units for James J. Hourihan, the Company’s Senior Vice President of Corporate Strategy (the “Recipient”). If the Recipient remains associated with the Company, the restrictions on the restricted stock units granted pursuant to the agreement will lapse as follows: (i) 50% on October 25, 2012 and (ii) 50% on October 25, 2013. If, before the restrictions have been terminated or lapsed, there is a change in control of the Company and within 365 days of the change of control the Recipient (i) terminates his employment following any adverse change in authority, duty or responsibility, (ii) terminates his employment following a relocation of holder’s principal place of business that increases the holder’s commute prior to such relocation by more than fifty (50) miles, or (iii) is terminated by the Company for any reason or no reason (other than for cause), then the risk of forfeiture with respect to one hundred percent (100%) of the restricted stock units then subject to a risk of forfeiture shall lapse. The restricted stock unit agreement by and between James J. Hourihan and the Company is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit	Description
10.1	Restricted Stock Unit Agreement, by and between James J. Hourihan and Acme Packet, Inc., dated as of October 25, 2011.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: October 27, 2011

Acme Packet, Inc.
By:	/s/ Peter J. Minihane
	Name:	Peter J. Minihane
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
10.1	Restricted Stock Unit Agreement, by and between James J. Hourihan and Acme Packet, Inc., dated as of October 25, 2011.